Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Franklin Resources, Inc. of our report dated October 25, 2000 relating to the financial statements, which report appears in Franklin Resources, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
San Francisco, California
August 6, 2001